EXHIBIT 99


                           EAST VALLEY COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On December 19, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of EAST VALLEY COMMUNITY BANK hereby appoints Gerry J. Smith and James C. Stratton, or either of them, to represent the undersigned at the annual meeting of the shareholders of EAST VALLEY COMMUNITY BANK to be held on December 19, 2002, at 9:00 a.m. (local time), at East Valley Community Bank, 1940 North Alma School Road, Chandler, Arizona 85224, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the annual meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of August 19, 2002, between and among CAPITOL BANCORP LIMITED and the shareholders of EAST VALLEY COMMUNITY BANK to exchange the shares of common stock of EAST VALLEY COMMUNITY BANK not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, EAST VALLEY COMMUNITY BANK will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

               [ ] FOR         [ ] AGAINST         [ ] ABSTAIN
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     2. Election of Directors:

Number of votes entitled to cast for directors (equal number of shares multiplied by 8):________

CHOOSE A OR B

A ________     Vote for eight of the nominees listed, in such manner in
               accordance with cumulative voting as will assure the election of eight of the listed nominees, with the number of votes to be allocated among eight nominees to be determined by the proxy holders.

B ________     Distribute my votes among the nominees for director only as indicated. (Print a number in the blank opposite the name of each nominee for whom you wish the proxy to vote in order to specify the number of votes to be cast for each nominee; the sum of all votes must be equal to the number of shares multiplied by eight.
               You are entitled to vote for eight (8) nominees.)

                    ________ Michael J. Devine       ________ David L. Heuermann
                    ________ Michael L. Kasten       ________ Darra L. Rayndon
                    ________ Gerry J. Smith          ________ James C. Stratton
                    ________ Joseph A. Tameron       ________ Stephen D. Todd

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR ITEM A FOR PROPOSAL 2.

Dated:  ________, 2002

                                        ________________________________________
                                        Number of Shares of Common Stock

                                        ________________________________________
                                        Signature (and title if applicable)

                                        ________________________________________
                                        Signature (if held jointly)

                                        Please sign your name exactly as it
                                        appears on your stock certificate. When
                                        shares are held by joint tenants, both
                                        should sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by the President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.